UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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INSULET CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:	March 30, 2009

You are cordially invited to attend the Annual Meeting of Stockholders of Insulet Corporation (the “Company”) to be held at 8:30 a.m., local time, on Thursday, April 30, 2009 at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109.

At this Annual Meeting, the agenda includes the election of two (2) Class II directors for three-year terms and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. The Board of Directors unanimously recommends that you vote FOR the election of the director nominees and FOR the ratification of the appointment of Ernst & Young LLP.

Details regarding the matters to be acted upon at this Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on April 29, 2009. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

Very truly yours,

DUANE DESISTO
President and Chief Executive Officer

INSULET CORPORATION
9 Oak Park Drive
Bedford, Massachusetts 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 30, 2009

To the Stockholders of Insulet Corporation:

The Annual Meeting of Stockholders of Insulet Corporation, a Delaware corporation (the “Company”), will be held at 8:30 a.m., local time, on Thursday, April 30, 2009, at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109, for the following purposes:

1. to elect two (2) Class II directors nominated by the Board of Directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

2. to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3. to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Proposal 1 relates solely to the election of two (2) Class II directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

Only stockholders of record at the close of business on March 20, 2009 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on April 29, 2009. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

By Order of the Board of Directors,

R. ANTHONY DIEHL
General Counsel and Secretary

Bedford, Massachusetts
March 30, 2009

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

INSULET CORPORATION
9 Oak Park Drive
Bedford, Massachusetts 01730

PROXY STATEMENT
For the 2009 Annual Meeting of Stockholders
to be held on April 30, 2009 at 8:30 a.m.
at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109

March 30, 2009

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Insulet Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at 8:30 a.m., local time, on Thursday, April 30, 2009 at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109, or at any adjournments or postponements thereof (the “Annual Meeting”). An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2008, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. The Annual Report, however, is not a part of the proxy solicitation material.

Important Notice Regarding the Availability of Proxy Materials for
the Stockholder Meeting to be Held on April 30, 2009

This Proxy Statement and the Annual Report to Stockholders are available at http://www.insulet.com/proxy.

As more fully described in this Proxy Statement, the purposes of the Annual Meeting are to:

(i) elect two (2) Class II directors nominated by the Board of Directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

(ii) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(iii) consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Proposal 1 relates solely to the election of two (2) Class II directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

Only stockholders of record at the close of business on March 20, 2009 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, 27,838,966 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) were issued and outstanding, and there were 49 stockholders of record. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. You may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on April 29, 2009. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730, Attention: Secretary, before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

For Proposal 1, the election of Class II directors, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors. For Proposal 2, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies, Duane DeSisto and R. Anthony Diehl, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the election of the director nominees and FOR the ratification of the appointment of Ernst & Young LLP.

Aside from the election of directors and ratification of the appointment of Ernst & Young LLP, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of eight members. The Company’s certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Ross Jaffe, M.D. and Charles Liamos and recommends that each be elected to the Board of Directors as a Class II director, each to hold office until the Annual Meeting of Stockholders to be held in the year 2012 and until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal. Dr. Jaffe and Mr. Liamos are currently Class II directors whose terms expire at this Annual Meeting. Gary Eichhorn, who currently serves as a Class II director, was not nominated by the Board of Directors to serve an additional term.

The Board of Directors is also composed of (i) two Class III directors (Duane DeSisto and Steven Sobieski), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2010; and (ii) three Class I directors (Regina Sommer, Joseph Zakrzewski and Sally Crawford), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2011.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Vote Required For Approval

A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth certain information concerning the nominees to be elected at the annual meeting and our continuing directors based on information provided to the Company by each nominee and director.

Director
Since

Class II nominees for election at 2009 Annual Meeting — nominated to serve a term that expires in 2012
Ross Jaffe, M.D.	2001
Charles Liamos	2005
Class III continuing directors — term expires in 2010
Duane DeSisto	2003
Steven Sobieski	2006
Class I continuing directors — term expires in 2011
Regina Sommer	2008
Joseph Zakrzewski	2008
Sally Crawford	2008

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information as of March 20, 2009 concerning the executive officers and directors.

Name	Age	Position

Duane DeSisto	54	President, Chief Executive Officer and Director
Brian Roberts	38	Chief Financial Officer
Luis Malavé	46	Chief Operating Officer
William Arthur	57	Vice President of Business Development
Lars Boesgaard	39	Vice President of Finance
Carsten Boess	42	Vice President of International
Robert Campbell	39	Vice President of Clinical Services and Research
Ruthann DePietro	49	Vice President of Quality and Regulatory Affairs
R. Anthony Diehl	40	General Counsel
John Garibotto	44	Co-Founder
David Howe	42	Vice President of Human Resources
Jason Ng	43	Vice President of Asian Operations
Kevin Schmid	50	Vice President of Operations & Engineering
Sally Crawford(2)	55	Director
Ross Jaffe, M.D.(2)(3)	50	Director
Charles Liamos(1)	49	Director
Steven Sobieski(1)	52	Director
Regina Sommer(1)(3)	51	Director
Joseph Zakrzewski(2)	46	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Duane DeSisto.  Mr. DeSisto has served as our President, Chief Executive Officer and a director since 2003. From 2002 to 2003, he served as our President, Chief Financial Officer and acting Chief Executive Officer. From 2001 to 2002, he served as our Chief Financial Officer and Treasurer. From 1999 to 2001, Mr. DeSisto served in various positions at PaperExchange.com, Inc., a business solutions provider for the pulp and paper industry, including as president, chief executive officer and chief financial officer. From 1995 to 1999, Mr. DeSisto served as the chief financial officer of FGX International Holdings Limited (formerly AAI-Foster Grant, Inc.), an accessories wholesaler, where he had overall responsibility for the accounting, information technology and human resource departments. From 1986 to 1995, Mr. DeSisto served as the chief financial officer of Zoll Medical Corporation, a medical device company specializing in noninvasive resuscitation devices and related software solutions. Mr. DeSisto currently serves on the board of directors of LeMaitre Vascular, Inc. Mr. DeSisto earned a Bachelor of Science from Providence College and a Master of Business Administration from Bryant College.

Brian Roberts.  Mr. Roberts has served as our Chief Financial Officer since March 2009. Since 2007, Mr. Roberts had served as the chief financial officer of Jingle Networks, the operator of the leading ad-supported directory assistance service. From 2005 to 2007, Mr. Roberts served as the chief financial officer of Digitas, Inc., a leading digital marketing and media services firm. Mr. Roberts also served as senior vice president, chief accounting officer and corporate controller of Digitas from 2001 to 2005. Prior to 2001, Mr. Roberts held senior finance positions at Idiom Technologies, Inc., the Monitor Group and Ernst & Young LLP. Mr. Roberts earned a Bachelor of Science in Accounting and Finance from Boston College and is a Certified Public Accountant.

Luis Malavé.  Mr. Malavé has served as our Chief Operating Officer since 2007. He also served as our Senior Vice President of Research, Development and Engineering from 2003 to 2006 and our Vice President of Research and Development from 2002 to 2003. From 1986 to 2002, he served in various positions at Medtronic MiniMed, Inc., a company specializing in insulin infusion systems for intensive insulin management, including as the director of engineering and external products. Mr. Malavé earned a Bachelor of Science from the University of Minnesota, a Masters degree in software engineering from the University of St. Thomas in St. Paul and a Master of Business Administration from the University of Maryland.

William Arthur.  Mr. Arthur has served as our Vice President of Business Development since 2008. From 2003 to 2007, Mr. Arthur served as president and chief operating officer of SpectRx, Inc., a diabetes company that developed and sold insulin pump supplies. From 1993 to 2001, Mr. Arthur served as vice president of sales and reimbursement for MiniMed, Inc. He founded MedFusion, Inc. in 1984 and served as its president and chief executive officer until 1993. Mr. Arthur also held various positions in medical device sales and marketing with Pacesetter Systems, Inc. and Auto-Syringe, Inc. Mr. Arthur earned a Bachelor of Science from Pennsylvania State University.

Lars Boesgaard.  Mr. Boesgaard has served as our Vice President of Finance since 2007. Prior to joining us, Mr. Boesgaard served as director of financial services for Alexion Pharmaceuticals, Inc., a biotechnology company that develops antibody therapeutics, from 2004 to 2007. From 2000 to 2004, Mr. Boesgaard served as director of finance for ACNielsen. Previously, he held various finance positions at Novo Nordisk A/S. Mr. Boesgaard earned a Bachelor of Science degree from Copenhagen Business School and a Masters in Business Administration from the University of Western Ontario.

Carsten Boess.  Mr. Boess has served as our Vice President of International since March 2009. Previously, Mr. Boess served as our Chief Financial Officer since 2006. From 2005 to 2006, he served as the executive vice president of finance on the management team for Serono, Inc., a biotech company focusing on reproductive health, metabolic endocrinology and neurology. From 2004 to 2005, he served as the chief financial officer for Alexion Pharmaceuticals, Inc., a biotechnology company that develops antibody therapeutics. Mr. Boess began his career at insulin-maker Novo Nordisk A/S in 1991 as corporate controller and subsequently took on various assignments including manager of investor relations and finance for Novo Nordisk of North America, Inc., senior director of finance and information technology for the North American operations of Novozymes A/S and finally as vice president of finance for the international operations of Novo Nordisk A/S. Mr. Boess earned Bachelor and Masters degrees in economics and finance from the University of Odense, Denmark.

Robert Campbell.  Mr. Campbell has served as our Vice President of Clinical Services and Research since 2007. Previously, he served as our director of innovation and product research and held various marketing, sales, and clinical roles since joining us in 2001. Mr. Campbell also held positions at the Joslin Diabetes Center, Primus Telecommunications and the United States Department of Agriculture. Mr. Campbell earned a Bachelor of Science degree in Engineering from Humboldt State University.

Ruthann DePietro.  Ms. DePietro has served as our Vice President of Quality and Regulatory Affairs since 2006. From 2000 to 2005, she served as the vice president in charge of quality and regulatory matters for ONUX Medical, Inc., a medical device company focusing on innovative surgical devices for minimally invasive and open procedures. Ms. DePietro has also worked at Bard Vascular Systems, Bard Interventional and USCI, each of which are divisions of C.R. Bard, Inc., as well as Adam Spence Corporation and Mallinckrodt Cardiology, in each case in positions relating to quality assurance. Ms. DePietro earned a Bachelor of Science from the University of Rochester and a Master of Business Administration from Northeastern University.

R. Anthony Diehl, Esq.  Mr. Diehl has served as our General Counsel since 2003. From 2001 to 2003, he was Of Counsel at Bourque & Associates, P.A. where his practice covered all areas of intellectual property law including patent, trademark and copyright prosecution, counseling and litigation. Mr. Diehl earned a Bachelor of Arts from Cornell University and a Juris Doctor from Villanova University School of Law.

John Garibotto.  Mr. Garibotto is a co-founder of Insulet. Since January 2009, Mr. Garibotto has been responsible for the development of non-diabetes applications for Insulet’s drug delivery technology. Mr. Garibotto previously served as our Vice President of Research, Development and Engineering from 2007 to 2008, Vice President of Engineering from 2003 to December 2006 and Director of Engineering from 2000 to 2003. From 1996 to 2000, Mr. Garibotto served in various positions at Transvascular Inc., a medical device company that developed a proprietary platform delivery technology for certain intravascular procedures that was purchased by Medtronic, Inc. in 2003. Mr. Garibotto has also worked at Strato/Infusaid Inc. and Lau Technologies. Mr. Garibotto earned a Bachelor of Science from the University of Massachusetts, Lowell, and a Master of Business Administration from Northeastern University.

David Howe.  David Howe has served as our Vice President of Human Resources since January 2009. Previously, Mr. Howe served as our Senior Director of Human Resources since May 2008. From 2004 to 2008, he served as director of human resources at EMD Serono, Inc., a biotech company focusing on reproductive health, metabolic endocrinology and neurology. Mr. Howe also held positions in human resources with FleetBoston Financial/Bank of America and Citizens Bank. Mr. Howe earned a Bachelor of Science from Roger Williams University.

Jason Ng.  Mr. Ng has served as our Vice President of Asian Operations since 2008. He also served as our Director of Manufacturing Engineering, External Projects from 2007 to 2008. From 2006 to 2007, Mr. Ng served as the director of product development for Nipro Diabetes Systems. From 2005 to 2006, he served as senior product engineer for Pall Medical Corporation, and from 2002 to 2005, Mr. Ng served as a senior manufacturing and research and development engineer at Medtronic Minimed, Inc. Mr. Ng earned a Bachelor of Science degree from ITT Technical Institute.

Kevin Schmid.  Mr. Schmid has served as our Vice President of Operations & Engineering since December 2008. Mr. Schmid previously served as our Vice President of Manufacturing from 2003 to 2008. From 2000 to 2002, he served at JDS Uniphase Corporation as the manager of production and advanced manufacturing. From 1995 to 2000, Mr. Schmid served as the advanced engineering manager for Bose Corporation. Mr. Schmid has also worked at American Cyanamid, BIC Corporation, New Jersey Machine and Microtech Association, in each case in positions relating to manufacturing engineering. Mr. Schmid earned a Bachelor of Science from Clarkson University and a Master of Business Administration from Sacred Heart University.

Sally Crawford.  Ms. Crawford has served on our board of directors since 2008. Ms. Crawford served as chief operating officer of Healthsource, Inc., a publicly-held managed care organization from its founding in 1985 until 1997. During her tenure at Healthsource, she led the development of its operating systems and marketing strategies and supported strategic alliances with physicians, hospitals, insurers and other healthcare companies. Since 1997, Ms. Crawford has been a health care consultant. Ms. Crawford serves on the board of directors of Hologic, Inc., EXACT Sciences, CombinatoRx, Inc., and Universal American. Ms. Crawford earned a Bachelor of Arts from Smith College and a Master of Science from Boston University.

Ross Jaffe, M.D.  Dr. Jaffe has served on our board of directors since 2001. Dr. Jaffe is a managing director of Versant Ventures, a healthcare-focused venture capital firm that he co-founded in 1999. In addition, he currently serves on the boards of directors of several privately held companies, including Calypso Medical Technologies, Inc., AlterG, Inc., Acclarent, Inc., Impedance Cardiology Systems, Inc., Vital Therapies, Inc. and Portaero, Inc. Dr. Jaffe is also a partner at Brentwood Venture Capital, a private venture capital firm that he has worked with since 1990. Dr. Jaffe is a board-certified internist, having completed his residency training in Internal Medicine/Primary Care at the University of California, San Francisco, where he remained a part-time attending physician until 1995. Before and during medical school, he was an analyst for Lewin and Associates, a healthcare consulting firm, and a research associate at Dartmouth Medical School. Dr. Jaffe earned a Bachelor of Arts from Dartmouth College, a Medical Degree from John Hopkins University and a Master of Business Administration from Stanford University.

Charles Liamos.  Mr. Liamos has served on our board of directors since 2005. Mr. Liamos has been associated with MedVenture Associates since 2006, first as the executive in residence and currently as a partner in MedVenture Associates Management V Co., LLC, which is the general partner of MedVenture Associates V, L.P. and MedVenture Affiliates V, L.P. From 2005 to 2006, Mr. Liamos served as the president and chief executive officer of FoviOptics, a medical device company that focused on blood glucose monitoring. Before joining FoviOptics, Mr. Liamos served as the chief operating officer and chief financial officer of TheraSense, Inc. from 2001 to 2004, as its vice president and chief financial officer from 1999 to 2001, and as its director of purchasing and finance from 1998 to 1999. When Abbott Laboratories acquired TheraSense in 2004, Mr. Liamos was named group vice president of business operations for Abbott Diabetes Care, Inc., and served on the committee that integrated TheraSense into its new parent company. From 1995 to 1998, Mr. Liamos was the director of worldwide sourcing at LifeScan, Inc., a division of Johnson & Johnson. Mr. Liamos earned a Bachelor of Science from the University of Vermont and is a graduate of the General Electric Financial Management Program.

Steven Sobieski.  Mr. Sobieski has served on our board of directors since 2006. Mr. Sobieski currently serves as chief financial officer and vice president of finance and administration of LifeCell Corporation, a position he has held since 2000. Prior to joining LifeCell Corporation, Mr. Sobieski was vice president of finance at Osteotech, Inc. From 1981 through 1991, he served in various positions with Coopers & Lybrand, a public accounting firm. Mr. Sobieski earned a Bachelor of Science from Monmouth University and a Master of Business Administration from Rutgers University. He is a Certified Public Accountant.

Regina Sommer.  Ms Sommer has served on our board of directors since 2008. From 2002 through 2005, she served as the vice president and chief financial officer of Netegrity, Inc., which was acquired by Computer Associates in November 2004. From 1999 to 2001, she served as the vice president and chief financial officer of Revenio, Inc. From 1995 to 1999, she served as senior vice president and chief financial officer of Open Market, Inc., and from 1989 to 1994, she served as the vice president of finance at The Olsten Corporation. She also worked at PricewaterhouseCoopers LLP from 1980 to 1989. Ms. Sommer serves on the board of directors of ING Direct, Soundbite Communications and Wright Express Corporation. Ms. Sommer earned a Bachelor of Arts degree from the College of the Holy Cross. She is a Certified Public Accountant.

Joseph Zakrzewski.  Mr. Zakrzewski has served on our board of directors since 2008. Mr. Zakrzewski currently serves as the chief executive officer of Xcellerex Incorporated. From 2005 to 2007, Mr. Zakrzewski served as the chief operating officer of Reliant Pharmaceuticals. From 1988 to 2005, Mr. Zakrzewski served in a variety of positions at Eli Lilly and Company, including as vice president, corporate business development from 2003 to 2005. Mr. Zakrzewski earned a Bachelor of Science in Chemical Engineering and a Masters degree in Biochemical Engineering from Drexel University, as well as a Master of Business Administration from Indiana University.

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

Board of Directors

The Board of Directors met ten times during the fiscal year ended December 31, 2008, and took action by unanimous written consent five times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he or she served during fiscal 2008. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has a charter that has been approved by the Board of Directors. Each committee is required to review the appropriateness of its charter at least annually. Additional details concerning the role and structure of the Board of Directors are contained in the Board’s Corporate Governance Guidelines which can be found in the Corporate Governance section of the Company’s website at http://www.insulet.com.

Independence of Members of the Board of Directors

The Board of Directors and the Nominating and Corporate Governance Committee have determined that each of our director nominees (Dr. Jaffe and Mr. Liamos) and each of our non-management directors (Ms. Crawford, Mr. Sobieski, Ms. Sommer and Mr. Zakrzewski) are independent within the meaning of the director independence standards of both Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

Executive Sessions of Independent Directors

Non-management members of the Board of Directors meet without the employee director of the Company following most regularly scheduled in-person meetings of the Board of Directors. These executive sessions include only those directors who meet the independence requirements promulgated by Nasdaq, and Dr. Jaffe has been responsible for chairing these executive sessions.

Audit Committee

The Audit Committee of the Board of Directors currently consists of Charles Liamos, Steven Sobieski and Regina Sommer. Mr. Sobieski is the Chairman of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market, Inc. (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the experience and understanding of the Audit Committee members with respect to certain accounting and auditing matters. The designation does not impose upon them any duties, obligations or liabilities that are greater than those generally imposed on members of the Audit Committee and the Board of Directors, and designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any member of the Audit Committee or the Board of Directors.

The purposes of the Audit Committee are to, among other functions, oversee our accounting and financial reporting processes and the audits of our financial statements, and take, or recommend that our Board of Directors take, appropriate action to oversee the qualifications, independence and performance of our independent auditors. The Audit Committee is also responsible for preparing the Audit Committee Report for inclusion in this and subsequent proxy statements in accordance with applicable rules and regulations.

The Audit Committee met nine times during the year ended December 31, 2008. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this Proxy Statement and is also available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

Compensation Committee

The Compensation Committee currently consists of Sally Crawford, Gary Eichhorn, Ross Jaffe, M.D. and Joseph Zakrzewski. Ms. Crawford is the Chairperson of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by Nasdaq. The purposes of the Compensation Committee are to, among other functions, discharge our Board of Directors’ responsibilities relating to compensation of our directors and executives, oversee our overall compensation programs and prepare the Compensation Committee Report required to be included in this Proxy Statement. See the section entitled “Executive and Director Compensation” for a more detailed description of the policies and procedures of the Compensation Committee.

The Compensation Committee met ten times during the year ended December 31, 2008, and took action by unanimous written consent twice. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors currently consists of Gary Eichhorn, Ross Jaffe, M.D. and Regina Sommer. Dr. Jaffe is the Chairman of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq. The purposes of the Nominating and Corporate Governance Committee are to, among other functions, identify individuals qualified to become board members, recommend that our board of directors select the director nominees for election at each annual meeting of stockholders and periodically review and recommend to our board of directors any changes to our corporate governance guidelines.

The Nominating and Corporate Governance Committee met eight times during the year ended December 31, 2008, and took action by unanimous written consent twice. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

As described below in the section entitled “Policies Governing Director Nominations,” the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.insulet.com.

Compensation Committee Interlocks and Insider Participation

During 2008, Ms. Crawford, Mr. Eichhorn, Dr. Jaffe and Mr. Zakrzewski served as members of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

During 2008, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. The Nominating and Corporate Governance Committee must be satisfied that each committee-recommended nominee shall have high personal and professional integrity, demonstrated exceptional ability and judgment, a broad experience base or an area of particular expertise or experience that is important to the long-term success of the Company, a background that is complementary to that of existing directors so as to provide management and the Board with a diversity and freshness of views, a level of self-confidence and articulateness to participate effectively and cooperatively in Board discussions, the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of Board membership, and the experience and ability to bring informed, thoughtful and well-considered opinions for the benefit of all stockholders to the Board and management. In addition to these minimum qualifications, the Nominating and Corporate Governance Committee will recommend that the Board of Directors select persons for nomination to help ensure that a majority of the Board of Directors shall be “independent,” in accordance with the standards established by Nasdaq, that at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules, each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be comprised entirely of independent directors, and each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.. Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which the Company operates.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for approving nominees to the Board. Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by members of the Board of Directors, stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, must follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not less than 120 calendar days prior to the first anniversary of the date the Company’s Proxy Statement was released to stockholders in connection with the previous year’s Annual Meeting of Stockholders.

All recommendations for nomination must be in writing and include the following:

•	name and address of record of the stockholder;

•	representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended;

•	name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•	description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria approved by the Nominating and Corporate Governance Committee from time to time and set forth in the Nominating and Corporate Governance Committee charter.

•	description of all arrangements or understandings between the stockholder and the proposed director candidate;

•	consent of the proposed director candidate (i) to be named in the proxy statement relating to the Company’s annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and

•	other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules.

Nominations must be sent to the attention of the Secretary of the Company by U.S. mail (including courier or expedited delivery service) to:

Insulet Corporation
9 Oak Park Drive
Bedford, Massachusetts 01730
Attn: Secretary of Insulet Corporation

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered for nomination to the Company’s Board of Directors, a candidate may need to comply with the following minimum procedural requirements:

•	candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing; and

•	candidate must complete a detailed questionnaire regarding his or her experience, background and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. In addition to these procedures for recommending a director nominee to the Nominating and Corporate Governance Committee, a stockholder may propose an individual for election to the Board of Directors in accordance with the Company’s By-Laws, as described in the “Stockholder Proposals” section of this Proxy Statement.

Policy Governing Securityholder Communications with the Board of Directors

The Board of Directors provides to every securityholder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for securityholder communication as follows:

For securityholder communications directed to the Board of Directors as a whole, securityholders may send such communications to the attention of the General Counsel by U.S. mail (including courier or expedited delivery service) to:

Insulet Corporation
9 Oak Park Drive
Bedford, Massachusetts 01730
Attn: General Counsel

For securityholder communications directed to an individual director in his or her capacity as a member of the Board of Directors, securityholders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

Insulet Corporation
9 Oak Park Drive
Bedford, Massachusetts 01730
Attn: [Name of the director]

The Company will forward any such securityholder communication to the Chairman of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed on a periodic basis. Such communications will be forwarded by certified U.S. mail or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company’s policy is that all directors are encouraged to attend the Company’s Annual Meeting of Stockholders. This is our second Annual Meeting of Stockholders since we consummated our initial public offering on May 15, 2007. Eight members of our Board of Directors attended the Annual Meeting of Stockholders held in 2008.

Evaluation Program of the Board of Directors and its Committees

In order to maintain the Company’s governance standards, the Board of Directors is required to undertake annually a formal self-evaluation process. As part of this process, the Board of Directors and each Committee evaluate a number of competencies, including but not limited to its structure, roles, processes, composition, development, dynamics, effectiveness and involvement.

Code of Ethics

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Investor Relations section of the Company’s website at http://www.insulet.com. A copy of the Code of Business Conduct may also be obtained, free of charge, from the Company upon a request directed to: Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730, Attention: Secretary. The Company intends to disclose any amendment to or waiver of a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.insulet.com.

For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.insulet.com.

Policies and Procedures With Respect to Related Party Transactions

In accordance with its written charter, the Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all related party transactions. The term “related party transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K

Transactions With Related Persons

There were no related party transactions in fiscal 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of February 1, 2009: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director of the Company; (iii) by each executive officer of the Company named in the Summary Compensation Table set forth below under “Executive and Director Compensation”; and (iv) by all directors and executive officers of the Company as a group.

The applicable ownership percentage is based upon 27,780,510 shares of our Common Stock outstanding as of February 1, 2009.

	Number of
	Shares
	Beneficially
Name and Address(1)	Owned	Percentage

Directors and Executive Officers
Duane DeSisto (2)	528,869	1.9%
Carsten Boess (3)	208,240	*
Luis Malavé (4)	306,600	1.1
Shawna Gvazdauskas (5)	54,408	*
Lars Boesgaard (6)	31,937	*
Sally Crawford	0	*
Gary Eichhorn (7)	70,749	*
Ross Jaffe (8)	2,127,943	7.7
Charles Liamos (9)	22,035	*
Steven Sobieski (10)	19,035	*
Regina Sommer (11)	5,500	*
Joseph Zakrzewski (12)	5,000	*
All directors and executive officers as a group (12 persons) (13)	3,380,316	12.2
More Than 5% Holders	—	—
Samuel D. Isaly (14)(15)	1,818,783	6.5
OrbiMed Capital GP II LLC (14)(15)	1,689,000	6.1
Versant Ventures I, L.L.C. (16)	2,127,943	7.7
Versant Venture Capital I, L.P. (17)	1,957,713	7.0
UniCredit S.p.A. (18)	1,849,600	6.7
FMR LLC (19)	1,534,300	5.5
Edward C. Johnson, III (19)	1,534,300	5.5
Federated Investors, Inc. (20)	4,106,569	14.8
Fred Alger Management, Inc. (21)	3,607,282	13.0
Alger Associates, Inc. (21)	3,607,282	13.0
Frontier Capital Management Co., LLC (22)	1,820,658	6.6
Invesco Ltd. (23)	1,517,648	5.5

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address of each stockholder is c/o Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730.

(2)	Includes 526,527 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2009.

(3)	Includes 185,000 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2009.

(4)	Includes 116,743 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2009.

(5)	Includes 54,408 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2009. Ms. Gvazdauskas resigned as our Senior Vice President of Sales and Marketing on March 11, 2009.

(6)	Includes 31,937 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2009.

(7)	Includes 7,138 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2009 and 63,611 shares of our common stock beneficially owned by Mr. Eichhorn.

(8)	Includes 1,957,713 shares of our common stock beneficially owned by Versant Venture Capital I, L.P., 38,301 shares of our common stock beneficially owned by Versant Side Fund I, L.P., 42,557 shares of our common stock beneficially owned by Versant Affiliates Fund I-A, L.P. and 89,372 shares of our common stock beneficially owned by Versant Affiliates Fund I-B, L.P. Dr. Jaffe is a managing director of Versant Ventures I, L.L.C., which is the general partner of each of Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P. and Versant Affiliates Fund I-B, L.P. Dr. Jaffe disclaims beneficial ownership of the shares held by Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P. and Versant Affiliates Fund I-B, L.P., except to the extent of his pecuniary interests.

(9)	Includes 19,035 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2009 and 3,000 shares of our common stock beneficially owned by Mr. Liamos. In addition, Mr. Liamos purchased 5,000 share of our common stock on March 17, 2009 which amounts are not reflected on the table above.

(10)	Includes 19,035 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2009. In addition, Mr. Sobieski purchased 20,000 shares of our common stock on March 17, 2009 which amounts are not reflected on the table above.

(11)	Includes 5,500 shares of our common stock owned by Ms. Sommer.

(12)	Includes 5,000 shares of our common stock owned by Mr. Zakrzewski.

(13)	Includes an aggregate of 959,823 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2009. See also notes (2) — (12) above.

(14)	Includes 1,228,900 shares of our common stock beneficially owned by Caduceus Private Investments II, LP and 460,100 shares of our common stock beneficially owned by Caduceus Private Investments (QP) II, LP and 129,783 shares of our common stock beneficially owned by UBS Juniper Crossover Fund, L.L.C., OrbiMed Capital GP II LLC is the general partner of each of Caduceus Private Investments II, LP and Caduceus Private Investments (QP) II, LP. Samuel D. Isaly, a natural person (“Isaly”), owns a controlling interest in the outstanding limited liability company interests of OrbiMed Capital GP II LLC pursuant to the terms of the limited liability company agreement of such entity. Sam Isaly owns a controlling interest in OrbiMed Advisors LLC which is the investment advisor to, and a managing member of UBS Juniper Crossover Fund, L.L.C. Mr. Isaly disclaims beneficial ownership of the shares held by Caduceus Private Investments II, LP, Caduceus Private Investments (QP) II, LP and UBS Juniper Crossover Fund, L.L.C. except to the extent of his pecuniary interest therein. As a result, Isaly and OrbiMed Capital GP II LLC share power to direct the vote and to direct the disposition of such shares. The address of OrbiMed Capital GP II LLC is 767 Third Avenue, 30th Floor, New York, New York 10017.

(15)	Includes 1,228,900 shares of our common stock beneficially owned by Caduceus Private Investments II, LP and 460,100 shares of our common stock beneficially owned by Caduceus Private Investments (QP) II, LP, OrbiMed Capital GP II LLC is the general partner of each of Caduceus Private Investments II, LP and Caduceus Private Investments (QP) II, LP. Samuel D. Isaly, a natural person (“Isaly”), owns a controlling interest in the outstanding limited liability company interests of OrbiMed Capital GP II LLC pursuant to the terms of the limited liability company agreement of such entity. As a result, Isaly and OrbiMed Capital GP II LLC share power to direct the vote and to direct the disposition of such shares. The address of OrbiMed Capital GP II LLC is 767 Third Avenue, 30th Floor, New York, New York 10017.

(16)	Includes 1,957,713 shares of our common stock beneficially owned by Versant Venture Capital I, L.P., 38,301 shares of our common stock beneficially owned by Versant Side Fund I, L.P., 42,557 shares of our common stock beneficially owned by Versant Affiliates Fund I-A, L.P. and 89,372 shares of our common stock beneficially owned by Versant Affiliates Fund I-B, L.P. Versant Ventures I, L.L.C. is the general partner of each of Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P. and Versant Affiliates Fund I-B, L.P. Versant Ventures I, LLC has the voting and dispositive control of the Insulet shares owned by Versant Venture Capital I, LP. No one limited partner in Versant Venture Capital I L.P. owns 10% or more of Versant Venture Capital I, L.P. and no natural persons have an ownership interest in Versant Venture Capital I, L.P. The managing directors of Versant Ventures I, LLC are Brian G. Atwood, Samuel D. Colella, Ross Jaffe, M.D., William J. Link, Barbara N. Lubash, Donald M. Milder and Rebecca R. Robertson (collectively the “principals”). The principals may be deemed to share voting and investment powers over the shares held by the funds. The principals disclaim beneficial ownership of all such shares held by the fund, except to the extent of their proportionate pecuniary interest therein. The address of Versant Ventures I, L.L.C. is 3000 Sand Hill Road, Bldg. 4, Suite 210, Menlo Park, California 94025.

(17)	Information regarding Versant Venture Capital I, L.P. is based solely upon a Schedule 13G jointly filed by Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P., Versant Affiliates Fund I-B, L.P., Versant Ventures I, LLC, Brian G. Atwood, Samuel D. Colella, Ross A. Jaffe, William J. Link, Donald B. Milder and Rebecca B. Robertson with the Securities and Exchange Commission on February 17, 2009. The Schedule 13G provides that Versant Venture Capital I, L.P. has shared voting and investment power with respect to 1,957,713 shares of our common stock and no sole voting or investment power. The address of Versant Venture Capital I, L.P. is 3000 Sand Hill Road, Bldg. 4, Suite 210, Menlo Park, California 94025.

(18)	Information regarding UniCredit S.p.A. is based solely upon a Schedule 13G/A filed by UniCredit S.p.A. with the Securities and Exchange Commission on February 13, 2009. The Schedule 13G/A provides that 1,849,600 shares (the “Shares”) of our common stock are owned by certain funds (the “Funds”) (i.e., investment companies registered under the Investment Company Act of 1940 and unregistered entities) advised by Pioneer Investment Management, Inc. (“PIM, Inc.”), Pioneer Investment Management Limited (“PIML”), and Pioneer Investments Kapitalanlagegesellschaft mbH (“PIKAG”) (collectively, the “Investment Advisory Businesses”). The Shares include (i) 1,457,918 shares owned by Funds advised by PIM, Inc., (ii) 182,746 shares owned by Funds advised by PIML, and (iii) 208,936 shares owned by Funds advised by PIKAG. The Investment Advisory Businesses are indirect subsidiaries of UniCredit S.p.A. In their role as investment manager or adviser to the Funds, the Investment Advisory Businesses possess investment and/or voting control over the Shares. UniCredit S.p.A. disclaims beneficial ownership of the Shares. The address of UniCredit S.p.A. is Piazza Cordusio 2, 20123 Milan, Italy.

(19)	Information regarding FMR LLC and Edward C. Johnson III is based solely upon a Schedule 13G/A jointly filed by FMR LLC, Edward C. Johnson, III and Fidelity Management & Research Company (“Fidelity”) with the Securities and Exchange Commission on February 17, 2009. The Schedule 13G/A provides that Fidelity, a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,534,000 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson, III and FMR LLC, through its control of Fidelity and the funds each has sole power to dispose of the 1,534,000 shares owned by the funds. Members of the family of Edward C. Johnson, III, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Edward C. Johnson III family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson, III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. The address of FMR LLC and Edward C. Johnson III is 82 Devonshire Street, Boston, Massachusetts 02109.

(20)	Information regarding Federated Investors, Inc. is based solely upon a Schedule 13G/A jointly filed by Federated Investors, Inc., Voting Shares Irrevocable Trust, John F. Donahue, Rhodora J. Donahue, and J. Christopher Donahue with the Securities and Exchange Commission on February 17, 2009. The Schedule 13G/A provides that Federated Investors, Inc. is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to various registered investment companies and separate accounts that own shares of our common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Investors, Inc. All of the outstanding voting stock of Federated Investors, Inc. is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue, and J. Christopher Donahue act as trustees. The address of Federated Investors, Inc. is Federated Investors Tower, Pittsburgh, PA 15222-3779.

(21)	Information regarding Fred Alger Management, Inc. and Alger Associates, Inc. is based solely upon a Schedule 13G jointly filed by Fred Alger Management, Inc. and Alger Associates, Inc. with the Securities and Exchange Commission on January 12, 2009. The address for Fred Alger Management, Inc. and Alger Associates, Inc. is 111 Fifth Avenue, New York, NY 10003.

(22)	Information regarding Frontier Capital Management Co., LLC is based solely upon a Schedule 13G filed by Frontier Capital Management Co., LLC with the Securities and Exchange Commission on February 12, 2009. The Schedule 13G provides that Frontier Capital Management Co., LLC has sole voting and investment power with respect to 1,820,658 shares of our common stock and no shared voting or investment power. The address for Frontier Capital Management Co., LLC is 99 Summer Street, Boston, Massachusetts 02110.

(23)	Information regarding Invesco Ltd. is based solely on a Schedule 13G filed jointly by Invesco Ltd., Invesco Aim Advisors Inc., Invesco Aim Capital Management Inc. and Invesco PowerShares Capital Management LLC with the SEC on February 12, 2009. The Schedule 13G provides that (a) Invesco Aim Advisors Inc. has sole voting and investment power with respect to 988,393 shares of our common stock and no shared voting or investment power, (b) Invesco Aim Capital Management Inc. has sole voting and investment power with respect to 529,024 shares of our common stock and no shared voting or investment power and (c) Invesco PowerShares Capital Management LLC has sole voting and investment power with respect to 231 shares of our common stock and no shared voting or investment power. The address for Invesco, Ltd. is 1555 Peachtree Street NE, Atlanta, Georgia 30309.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. The Company became subject to Section 16(a) reporting obligations on May 14, 2007, upon the SEC declaring the registration statement for our initial public offering effective. Based on its review of the copies of such filings received by it from January 1, 2008 to the present, the Company believes that no Reporting Person filed a late report during the most recent fiscal year, except for: (a) a report by Shawna Gvazdauskas with respect to an option grant on January 1, 2008 for 80,789 shares of the Company’s Common Stock, which omission was discovered by the Company later in January 2008 and a report was immediately filed; and (b) a report by Sally Crawford with respect to an option grant on October 29, 2008 for 9,520 shares of the Company’s Common Stock, which omission was discovered by the Company in January 2009 and a report was immediately filed.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation opportunity to our executive management team through a combination of base salary, cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. For each individual, the amount of pay that is actually realized will be primarily driven by the performance of the company and each individual. We believe this construct is a key underpinning of our pay for performance philosophy.

This Compensation Discussion and Analysis explains the following as they relate to 2008:

•	our compensation objectives

•	our executive compensation process

•	our company policies, practices, and actions with respect to each compensation element

Included in each of the above will be the rationale for compensation decisions made in 2008 with respect to our Chief Executive Officer, our Chief Financial Officer and the other three most highly-compensated executive officers during 2008 as determined in accordance with applicable SEC rules, which are collectively referred to as the named executive officers.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain talented and experienced executives in the highly competitive and dynamic medical device industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•	provide a competitive compensation opportunity in which a significant portion of actual realized pay is determined by company and individual results and the creation of stockholder value;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by coordinating their company and individual goals; and

•	motivate our executives to manage our business to meet our short- and long-term objectives, and reward them for meeting these objectives.

Our Executive Compensation Process

The Compensation Committee of our Board of Directors is primarily responsible for determining compensation for our executives. The Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined in the applicable Nasdaq rules. In addition, each member of the Compensation Committee is an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee” director as defined under the Section 16 of the Exchange Act.

Our Compensation Committee has engaged an independent compensation consultant, Watson Wyatt Worldwide. Watson Wyatt’s role is to assist the Committee in reviewing the Company’s executive compensation programs and practices from a market perspective. Their involvement is generally to provide market assessments on compensation levels and programs, as well as provide opinion and commentary with respect to proposed actions or changes. We expect to continue to rely on our independent compensation consultant and other more formal market data regarding comparable companies’ executive compensation programs and amounts in determining executive compensation.

In connection with its market assessments, Watson Wyatt, with input from the Compensation Committee, developed a comparison group for 2008. Peer companies were identified based on industry comparability, annual revenue, market value, employee size, total shareholder return and development stage. The 2008 group consisted of the following companies: Adeza Biomedical Corporation, Abaxis, Inc., Abiomed, Inc., DexCom, Inc., Cholestech Corporation, Cutera, Inc., Foxhollow Technologies Inc., I-Flow Corporation, Intralase Corp., Micrus Endovascular Corporation, NeuroMetrix, Inc., NxStage Medical, Inc., Quidel Corporation, Stereotaxis, Inc., and Zoll Medical Corporation.

In addition, our Compensation Committee reviews, among other things:

•	the past compensation levels of each of our executives and of our executives as a group;

•	current compensation for consistency with benchmarks, previous compensation decisions and our overall compensation philosophy;

•	relative compensation levels among our executives;

•	existing levels of stock and option ownership among our executives, previous grants of stock options to our executives and vesting schedules of previously granted options to ensure executive retention and alignment with stockholder interests;

•	the basis for management recommendations and general trends in executive compensation; and

•	our cash incentive bonuses to ensure a proper link to the company’s overall performance.

The general process the Compensation Committee undertakes is to review the recommendations of our Chief Executive Officer with respect to our named executive officers, excluding himself, and then make an independent decision. The Compensation Committee bases its performance assessment on a number of subjective and objective factors, including the achievement of pre-established company and individual goals.

Our Executive Compensation Programs

Our executive compensation primarily consists of base salary, cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Overall, we designed our executive compensation programs to achieve the objectives described above. In particular, consistent with the significant emphasis we place on performance-based incentive compensation, short- and long-term incentive compensation constitutes a significant portion of our total executive compensation opportunity.

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation, both target and realized, for each of our executives in 2008 based on a number of factors including:

•	our understanding of the amount of compensation paid by our peer companies to their executives with similar roles and responsibilities;

•	our executives’ performance during 2008 in general and as measured against predetermined performance goals;

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation at our company; and

•	any contractual commitments we have made to our executives regarding compensation.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our named executive officers in 2008 under each of these elements. In the descriptions below, we highlight particular compensation objectives that we have designed specific elements of our executive compensation program to address; however, it should be noted that we have designed the specific elements of our compensation programs to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program to a greater or lesser extent serves each of our objectives.

Base Salary

We pay our executives a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are generally established in part based on the executive’s experience, skills and expected contributions during the coming year as well as our executive’s performance during the prior year.

In 2008, we increased the base salaries of our named executive officers as follows: Mr. DeSisto’s base salary increased from $325,000 to $375,000 per year, Mr. Boess’ base salary increased from $282,000 to $285,000 per year, Mr. Malavé’s base salary increased from $275,000 to $285,000 per year, Ms. Gvazdauskas’ base salary increased from $227,000 to $275,000 per year and Mr. Boesgaard’s base salary increased from $195,000 to $210,000 per year. Mr. DeSisto’s base salary was increased in order to remain competitive based on our review of market data and maintain a base salary structure among our executives that, in our judgment, appropriately reflects their respective roles and responsibilities. Ms. Gvazdauskas received an increase as a result of a promotion from Vice President of Sales to Senior Vice President of Sales and Marketing in January 2008.

Cash Incentive Bonuses

Consistent with our emphasis on performance-based incentive compensation programs, our executives are eligible to receive cash incentive bonuses primarily based upon their performance as measured against predetermined incentive goals established by us, including financial measures and the achievement of specific strategic objectives. We establish the target amount of our cash incentive bonuses at a level that represents a meaningful portion of our executives’ currently paid out cash compensation, and set additional threshold and maximum performance levels below and above these target levels. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we also consider target bonus levels for comparable positions at our peer competitor companies, our historical practices and any contractual commitments that we have relating to executive bonuses.

In 2008, we increased our named executive officer’s target bonus compensation as a percentage of base salary as follows: Mr. DeSisto’s target bonus was increased from 25% in 2007 to 60% for 2008; Mr. Boess’ target bonus was increased from 25% in 2007 to 45% in 2008; Mr. Malavé’s target bonus was increased from 25% in 2007 to 45% in 2008; Ms. Gvazdauskas’ target bonus was increased from 20% in 2007 to 100% in 2008; and Mr. Boesgaard’s target bonus was increased from 25% in 2007 to 30% in 2008.

A specified percentage of the cash incentive bonus was payable based on the achievement of each of the different performance goals, and generally, for each goal, the executive had the ability to earn between 50% and 125% of the target bonus amount. Except for Ms. Gvazdauskas’ bonus, which was paid in an incremental basis as described below, each of our named executive officers’ bonuses were measured and paid on an annual basis

Overall, the targets for the performance measures were set at levels that we believed to be achievable with strong performance by our executives. Although we cannot always predict the different events that will impact our business during an upcoming year, we set our performance goals for the target amount of cash incentive bonuses at levels that we believe will be achieved by our executives during years of strong performance. Our maximum and threshold levels for these performance goals are determined in relation to our target levels, are intended to provide for correspondingly greater or lesser incentives in the event that performance is within a specified range above or below the target level, and are correspondingly easier or harder to achieve. We set the performance goals for the maximum amount at a level that we believe will be achieved in some years, but will not be achieved a majority of the time.

Our cash incentive bonuses are designed to motivate and reward our named executive officers for meeting our short-term objectively-determinable company and individual goals. The objective company goals for each of our named executive officers, except Ms. Gvazdauskas, consists of a combination of: (1) the company achieving a specified annual revenue target; (2) the company achieving a specified annual level of earnings before income tax and depreciation (EBIT); and (3) the company achieving an annual customer retention rate above a specified threshold. In addition, we believe that there are important aspects of executive performance that are not capable of being specifically quantified in a predetermined incentive goal. Thus, for certain executives, a portion of their cash incentive bonuses are based on the achievement of subjective management objectives specifically set for each officer and measured annually. Accordingly, in 2008, we reserved a portion of Mr. DeSisto’s and Mr. Boess’ cash incentive bonus to be paid at the discretion of our Board of Directors based on their achievement of these subjective management objectives.

For 2008, the mix of objective company goals, objective individual goals and subjective individual goals for each of our named executive officers is set forth in the table below:

		Objective	Subjective
	Objective Company Goals	Individual Goals	Individual Goals

Duane DeSisto	30% Revenue
	30% EBIT	—	15%
	25% Retention Rate
Carsten Boess	20% Revenue
	20% EBIT	—	20%
	20% Retention Rate
	20% Cash Level
Luis Malavé (1)	20% Revenue
	25% EBIT	30%	—
	25% Retention Rate
Shawna Gvazdauskas (2)	80% Revenue	20%	—
Lars Boesgaard (3)	20% Revenue
	20% EBIT	40%	—
	20% Retention Rate

(1)	For 2008, Mr. Malavé’s objective individual goal was based on the achievement of a specified cost of goods sold target, which reflects the importance to our business of improving profit margins on the production of OmniPods.

(2)	Payment of the objective company goal portion of Ms. Gvazdauskas’ cash incentive bonus was measured and paid based on her achievement of certain revenue milestones for the first half of 2008, the third quarter of 2008 and the fourth quarter of 2008. For 2008, Ms. Gvazdauskas’s objective individual goal consisted of the achievement of specified quarterly budgeted expense limits which were measured and paid on a quarterly basis.

(3)	For 2008, Mr. Boesgaard’s objective individual goal consisted of the achievement of compliance with the Sarbanes-Oxley Act of 2002, as evidenced by the receipt by an unqualified opinion on the Company’s internal control over financial procedures as of December 31, 2008.

With respect to Ms. Gvazdauskas’s objective company goal, our Compensation Committee determined that she achieved her corporate revenue milestone for only one period and so she was entitled to a payout of $33,000, which amount was paid in July 2008. With respect to Ms. Gvazdauskas’s objective individual goal, our Compensation Committee determined that she met each of the budgeted expense limit milestones and therefore was entitled to receive a total of $55,000, or 100% of her individual goal.

Except for Ms. Gvazdauskas, the achievement level of each of the objective and subjective goals for our named executive officers was measured after the end of fiscal 2008. At a meeting held on February 26, 2009, the Compensation Committee determined that, for 2008, with respect to the company goals, the customer retention rate and cash level target goals were attained, but neither the reported revenue target nor the earnings before income tax and depreciation target were attained. Based on these attainment levels, the Compensation Committee determined that each of the named executive officers, except Ms. Gvazdauskas, was entitled to receive 100% of the targeted pay out for achievement of the customer retention rate, if applicable, 0% of the target pay out for the revenue and EBIT targets, and 100% of the target pay out for the cash level targets, if applicable. In addition, the Compensation Committee determined that Mr. Boesgaard met his objective individual goal and was therefore entitled to receive 100% of his targeted payout.

As a result, the named executive officers received the following cash incentive bonuses for 2008:

	Cash Incentive Bonus Amount for:
	Objective Company	Objective	Subjective
	Goals	Individual Goals	Individual Goals	Total

Duane DeSisto	$56,250	N/A	$0	$56,250
Carsten Boess	$51,300	N/A	$0	$51,300
Luis Malavé	$32,063	$0	N/A	$32,063
Shawna Gvazdauskas	$33,000	$55,000	N/A	$88,000
Lars Boesgaard	$12,600	$25,200	N/A	$37,800

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards in the form of stock options to executives as part of our total compensation package. Consistent with our emphasis on performance-based incentive compensation, these awards represent a significant portion of total executive compensation. We use long-term equity incentive awards in order to align the interests of our executives and our stockholders by providing our executives with strong incentives to increase stockholder value and a significant reward for doing so. Based on the relatively early stage of our company’s development and the incentives we are trying to provide to our executives, we have chosen to use stock options, which derive value exclusively from increases in stockholder value, as opposed to restricted stock or other forms of equity awards. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion by our company.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and have generally vested over four years, beginning with one-fourth vesting one year after the date of grant, then pro-rata vesting monthly or quarterly thereafter. Prior to our initial public offering, all stock option awards were made pursuant to our 2000 Stock Option and Incentive Plan. Following the closing of our initial public offering in May 2007, option awards have generally been made pursuant to our 2007 Stock Option and Incentive Plan. See “— Potential Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock options.

The exercise price of each stock option granted under our 2000 Stock Option and Incentive Plan or our 2007 Stock Option and Incentive Plan is based on the fair market value of our common stock on the grant date. Leading up to our initial public offering, the fair market value of our common stock for purposes of determining the exercise price of stock options was determined by our board of directors based on independent appraisals by an outside valuation consultant. Since our initial public offering, all stock options continue to be granted with an exercise price equal to the fair market value of our common stock on the date of grant, but fair market value is defined as the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of setting the exercise price based on a date or price other than the fair market value of our common stock on the grant date.

We have generally granted all of our stock options to executives as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, subject to the volume limitations contained in the Internal Revenue Code. Generally, for stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, we do not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option. Historically, we have granted primarily incentive stock options in order to provide these potential tax benefits to our executives, particularly given the limited expected benefits to our company of the tax deductions as a result of our historical net losses.

We have made grants to our named executive officers on a periodic, but not necessarily annual, basis. In 2008, we considered a number of factors in determining what, if any, stock options to grant to our executives, including:

•	the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by our executives;

•	the vesting schedule of the unvested stock options held by our executives; and

•	the amount and percentage of our total equity on a diluted basis held by our executives.

In 2008, we made two grants to Mr. DeSisto. On March 12, 2008, we granted Mr. DeSisto options to purchase 50,000 shares of our common stock at an exercise price of $15.09. On May 8, 2008, we granted Mr. DeSisto options to purchase 25,000 shares of our common stock at an exercise price of $18.75. In addition, in 2008, we granted Mr. Boess options to purchase 40,000 shares of our common stock, Mr. Malavé options to purchase 50,000 shares of our common stock, and Mr. Boesgaard options to purchase 15,000 shares of our common stock, in each case at an exercise price of $15.09 per share. Upon her promotion, we also granted Ms. Gvazdauskas options to purchase 80,789 shares of our common stock at an exercise price of $23.48.

Broad-Based Benefits Programs

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical and dental care coverage, disability insurance and life insurance, employee stock purchase plan and our 401(k) plan.

Severance and Change in Control Programs

During 2008, all pre-existing employment agreements with our named executive officers expired, or were terminated, and were replaced on May 8, 2008 with the Executive Severance Plan, which was amended and restated on November 14, 2008. The Amended and Restated Executive Severance Plan applies to all executives. The Amended and Restated Executive Severance Plan provides for certain severance and change of control benefits to officers of the company. For a detailed description of these potential payments, see the section below entitled “— Potential Payments Upon Termination or Change-in-Control.”

Conclusion

The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving that goal.

Compensation Committee Report

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee recommended to the Board of Directors and the Board of Directors has agreed that the Compensation Discussion and Analysis be included in this Proxy Statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

Sally Crawford (Chairman)
Gary Eichhorn
Ross Jaffe, M.D.
Joseph Zakrzewski

Summary of Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2008 and 2007 earned by or paid to our Chief Executive Officer, our Chief Financial Officer during those periods and our three other most highly-compensated executive officers, as determined in accordance with applicable SEC rules, which are collectively referred to as the named executive officers.

SUMMARY COMPENSATION TABLE

					Non-Equity
Name and Principal				Option	Incentive Plan	All Other
Position	Year	Salary	Bonus	Awards(1)	Compensation	Compensation(2)	Total

Duane Desisto	2008	$373,077	$0	$177,621	$56,250	$2,644	$609,592
President and	2007	323,077	16,250	68,777	48,750	3,728	460,582
Chief Executive Officer
Carsten Boess(3)	2008	284,885	0	369,718	51,300	0	705,903
Former Chief Financial Officer	2007	281,461	7,050	372,474	44,944	0	705,929
Luis Malavé	2008	284,615	—	264,914	32,063	2,447	584,039
Chief Operating Officer	2007	274,192	6,875	157,111	64,453	3,006	505,637
Shawna Gvazdauskas(4)	2008	273,892	—	253,556	88,000	2,739	618,187
Senior Vice	2007	226,177	6,810	16,058	38,022	2,619	289,686
President of Sales and Marketing
Lars Boesgaard(5)	2008	209,423	—	256,092	37,800	34,890(6)	538,205
Vice President of Finance

(1)	Based on the dollar amount recognized for financial statement reporting purposes with respect to the years ended December 31, 2008 and 2007 in accordance with SFAS 123R, excluding the impact of forfeitures, and assuming that we used the prospective transition method for reporting awards granted prior to 2007. The assumptions we used for calculating the grant date fair values are set forth in notes 2 and 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	We inadvertently reported incorrect 401(k) contribution matching in the 2007 Proxy Statement. Amounts listed above represent actual 401(k) matching contributions that we made.

(3)	Effective March 5, 2009, Mr. Boess was replaced by Brian Roberts as our Chief Financial Officer and was appointed by the Board of Directors as our Vice President of International.

(4)	Ms. Gvazdauskas served as our Vice President of Sales until January 1, 2008 at which time she was named our Senior Vice President of Sales and Marketing. On March 11, 2009, Ms. Gvazdauskas resigned her position as our Senior Vice President of Sales and Marketing.

(5)	Mr. Boesgaard was hired on June 18, 2007 as our Vice President of Finance.

(6)	Total includes bonus payments for transitional expenses in addition to 401(k) matching contributions that we made.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2008 to the named executive officers.

2008 GRANTS OF PLAN-BASED AWARDS

					All Other
					Option
					Awards:	Exercise or
		Estimated Possible-Payouts			Number of	Base Price
		Under Non-Equity			Securities	of Option
		Incentive Plan Awards			Underlying	Awards	Grant Date
Name	Grant Date	Threshold	Target	Maximum	Options (#)	($/Sh)	Fair Value

Duane Desisto	3/12/2008	$112,500	$225,000	$281,250	50,000	$15.09	$401,600
	5/8/2008				25,000	$18.75	$254,260
Carsten Boess	3/12/2008	64,125	128,250	160,313	40,000	$15.09	$321,280
Luis Malavé	3/12/2008	64,125	128,250	160,313	50,000	$15.09	$401,600
Shawna Gvazdauskas	1/1/2008	137,500	275,000	343,750	80,789	$23.48	$1,014,225
Lars Boesgaard	3/12/2008	31,500	63,000	78,750	15,000	$15.09	$120,480

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under “— Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment Agreements

As of June 1, 2008, our employment agreements with Duane DeSisto, our President and Chief Executive Officer, and Carsten Boess, our Chief Financial Officer, had expired or been terminated. On May 8, 2008 we enacted the Executive Severance Plan which was amended and restated on November 14, 2008. The Amended and Restated Executive Severance Plan applies to all executives. The following is a description of the material terms of our Amended and Restated Executive Severance Plan.

Amended and Restated Executive Severance Plan.  All named executive officers of the Company are provided the benefit of the Amended and Restated Executive Severance Plan. In the event that any of our named executive officers employment is terminated by us without “cause”, for “good reason” or as a result of a change in control, as defined by the Amended and Restated Executive Severance Plan they will be entitled to twelve months of their base salary with the exception of Mr. DeSisto who will be entitled to twenty-four months of his base salary. If the named executive officer’s employment is terminated prior to a change of control, such amounts are payable over twelve months (twenty-four months in the case of Mr. DeSisto). If the named executive officer’s employment is terminated after a change of control, such amounts are payable in a lump sum. Additionally, these named executive officers will be entitled to a pro-rata bonus, continued health, dental and life insurance coverage, reimbursement for outplacement services not to exceed $15,000 provided that such expenses are incurred by the executive within twelve months of the termination, and payment for any accrued unused vacation time. Notwithstanding the foregoing, our obligation to make these severance payments to any of these named executive officers is subject to the executive’s delivery of a release of claims in favor of the Company and that executive’s continued compliance with the confidentiality, non-compete and non-solicitation obligations under his or her non-competition and non-solicitation agreement and employee non-disclosure and developments agreement with us.

In the instance that the termination occurs within twelve months after the effective date of a change in control, all outstanding stock options and other stock-based awards held by the executive will accelerate to become fully exercisable or nonforfeitable as of the executives termination date.

Each of our named executive officers has entered into a non-competition and non-solicitation agreement and an employee non-disclosure and developments agreement with us, which provide for protection of our confidential information, assignment to us of intellectual property developed by our executives and non-compete and non-solicitation obligations that are effective while the executive is employed by us and for a period of twelve months thereafter.

Cash Incentive Bonuses

In 2008, we established target cash incentive bonuses for each of our named executive officers as a percentage of that executive’s base salary, as follows: Mr. DeSisto — 60%; Mr. Boess — 45%; Mr. Malavé — 45%; Ms. Gvazdauskas — 100%; and Mr. Boesgaard — 30%. Any bonus amounts paid based on the achievement of subjective management objectives are reported as “Bonus” in the Summary Compensation Table. The remainder of the bonuses were paid based on the executives’ achievement of a number of objective company and individual performance goals, as described above under “— Our Executive Compensation Programs — Cash Incentive Bonuses.” Generally, for each goal, the executive had the ability to earn between 50% and 125% of the target bonus amount based on the level of achievement of that goal. The bonuses paid upon the achievement of these predetermined performance goals are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table and are described in detail above under “— Our Executive Compensation Programs — Cash Incentive Bonuses.”

Additionally, in the 2008 Grants of Plan-Based Awards table, the “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” column for each of the executives relates to the portion of our cash incentive bonuses that was payable upon the achievement of these predetermined performance goals. The threshold payouts represent the payout that would have been received if each performance goal was met at the minimum level, the target represents the payout that would have been received if each performance goal was met at the target level and the maximum represents the payout that would have been received if each performance goal was met at the maximum level.

2008 Stock Option Grants

In 2008, we made two grants to Mr. DeSisto. On March 12, 2008, we granted Mr. DeSisto options to purchase 50,000 shares of our common stock at an exercise price of $15.09. On May 8, 2008, we granted Mr. DeSisto options to purchase 25,000 shares of our common stock at an exercise price of $18.75. In addition, in 2008, we granted Mr. Boess options to purchase 40,000 shares of our common stock, Mr. Malavé options to purchase 50,000 shares of our common stock, and Mr. Boesgaard options to purchase 15,000 shares of our common stock, in each case at an exercise price of $15.09 per share. Upon her promotion, we also granted Ms. Gvazdauskas options to purchase 80,789 shares of our common stock at an exercise price of $23.48.

These stock options have a term of ten years and may be exercised at any time after they vest and prior to their expiration for all or a portion of such option shares. These stock options vest over four years with 25% of the total award vesting after one year and the remainder vesting in equal quarterly installments each quarter thereafter for twelve quarters. Vesting of these stock options is also subject to acceleration in connection with a change-in-control as described in “— Potential Payments Upon Termination or Change-in-Control.”

2000 Stock Option and Incentive Plan

Our 2000 Stock Option and Incentive Plan was initially adopted by our board of directors and approved by our stockholders in October 2000. Following our initial public offering in May 2007, no additional grants have been or will be made under our 2000 Stock Option and Incentive Plan.

As a matter of practice, most stock options issued under our 2000 Stock Option and Incentive Plan have been issued as incentive stock options, subject to the volume limitations contained in the Internal Revenue Code, and subject to a four-year vesting period, with 25% of the total award vesting after one year and the remainder vesting in equal monthly installments each month thereafter for 36 months. Additionally, most of the stock options granted under our 2000 Stock Option and Incentive Plan, including all stock options issued prior to December 20, 2006, allow for the exercise of unvested options at any time after the options were issued, provided that the vesting terms will continue to apply to the shares acquired upon such an exercise and any unvested shares will be subject to repurchase by us at the exercise price paid to acquire the shares. After termination of an optionee, he or she may exercise his or her vested options for the period of time stated in the stock option agreement issued under our 2000 Stock Option and Incentive Plan. Generally, if termination is due to death or disability, the vested option will remain exercisable for 180 days; if termination is for cause, the option may no longer be exercised; and, in all other cases, the vested options will remain exercisable for three months. In addition, each stock option we have granted under our 2000 Stock Option and Incentive Plan generally expires ten years after the issuance of such option, regardless of whether the optionee has been terminated.

2007 Stock Option and Incentive Plan

Background.  Our 2007 Stock Option and Incentive Plan was adopted by our board of directors and approved by our stockholders in April 2007. At the annual meeting of stockholder held on May 8, 2008, our stockholders approved an amendment to our 2007 Stock Option and Incentive Plan to increase the aggregate number of shares of our common stock authorized for issuance by 600,000.

Administration.  Our Compensation Committee of our board of directors is responsible for administering our 2007 Stock Option and Incentive Plan. Under our 2007 Stock Option and Incentive Plan, the plan administrator has the power to determine the terms of the awards, including the officers, employees, non-employee directors and key persons (including consultants and prospective employees) who will receive awards, the exercise price, the number of shares subject to each award, the vesting schedule and exercisability of awards and the form of consideration payable upon exercise of an option.

Eligibility.  All of our officers, employees, non-employee directors and key persons (including consultants and prospective employees) are eligible to be granted awards under our 2007 Stock Option and Incentive Plan.

Number of Shares Available for Issuance.  The maximum number of shares of our common stock that are authorized for issuance under our 2007 Stock Option and Incentive Plan currently is 1,860,000 shares, which amount will be increased on January 1, 2009, and on each January 1 thereafter through January 1, 2012, by a number of shares equal to 3% of the number of shares of our common stock outstanding as of the immediately preceding December 31, up to the maximum increase of 725,000 additional shares per year. In addition, each share of deferred stock, restricted stock, unrestricted stock or performance shares awarded under the 2007 Stock Option and Incentive Plan will count as 1.5 shares against the total pool of shares available for issuance under the plan. Shares issued under the 2007 Stock Option and Incentive Plan may be authorized but unissued shares or shares reacquired by us. Any shares subject to awards that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of shares or otherwise terminated (other than by exercise) shall be added back to the shares available for issuance under the 2007 Stock Option and Incentive Plan. Upon the occurrence of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the plan administrator will make an appropriate or proportionate adjustment in the shares reserved for issuance under, and the number of shares or exercise price applicable to any award outstanding under, the 2007 Stock Option and Incentive Plan.

Types of Awards.  The plan administrator may grant the following types of awards under our 2007 Stock Option and Incentive Plan: stock options; stock appreciation rights; deferred stock awards; restricted stock; unrestricted stock; cash based awards; performance share awards; or dividend equivalent rights. Stock options awarded under our 2007 Stock Option and Incentive Plan may be nonqualified stock options or incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. With the exception of incentive stock options, the plan administrator may grant, from time to time, any of the types of awards under our 2007 Stock Option and Incentive Plan to our officers, employees, non-employee directors and key persons (including consultants and prospective employees). Incentive stock options may only be granted to our employees.

Stock Options.  A stock option is the right to acquire shares of our common stock at a fixed price for a fixed period of time and generally is subject to a vesting requirement. We typically grant options subject to a four-year vesting period, with 25% of the total award vesting after one year and the remainder vesting in equal quarterly installments each quarter thereafter for twelve quarters. In the event we are acquired or are otherwise subject to a change in control, all of the outstanding options granted under our 2007 Stock Option and Incentive Plan will become fully vested. A stock option will be in the form of a nonqualified stock option or an incentive stock option. The exercise price is set by the plan administrator but cannot be less than 100% of the fair market value of our common stock on the date of grant, or, in the case of incentive stock options granted to an employee who owns 10% or more of total combined voting power of our common stock, or a 10% owner, the exercise price cannot be less than 110% of the fair market value of our common stock on the date grant. The term of a stock option may not exceed ten years or five years in the case of incentive stock options granted to a 10% owner. After an optionee’s employment with us is terminated, he or she may exercise his or her vested options for the period of time stated in the stock option agreement. Generally, if termination is due to death or disability, the vested option will remain exercisable for 180 days; if termination is for cause, the option may no longer be exercised; and, in all other cases, the vested options will remain exercisable for three months. However, an option may not be exercised later than its expiration date.

Amendment and Discontinuance; Term.  Our board of directors may at any time amend or discontinue our 2007 Stock Option and Incentive Plan, and the plan administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action will adversely affect rights under any outstanding awards without the holder’s consent. To the extent required by applicable laws or rules, plan amendments may be subject to stockholder approval. Unless terminated earlier, our 2007 Stock Option and Incentive Plan will expire on the tenth anniversary of its effective date.

2007 Employee Stock Purchase Plan

Our 2007 Employee Stock Purchase Plan was adopted by our board of directors and approved by our stockholders in April 2007 and became effective upon the closing of our initial public offering in May 2007. Our 2007 Employee Stock Purchase Plan authorizes the issuance of up to a total of 380,000 shares of our common stock to participating employees.

All of our employees who have been employed by us for at least six months and whose customary employment is for more than 20 hours a week are eligible to participate in our 2007 Employee Stock Purchase Plan. Any employee who owns 5% or more of the voting power or value of our stock is not eligible to purchase shares under our 2007 Employee Stock Purchase Plan.

We will make one or more offerings each year to our employees to purchase stock under our 2007 Employee Stock Purchase Plan. The first offering began on the date of the closing of our initial public offering and ended on December 31, 2007. Subsequent offerings generally start on each January 1 and July 1 and continue for six-month periods, referred to as offering periods.

Each employee who is a participant in our 2007 Employee Stock Purchase Plan may purchase shares by authorizing payroll deductions of up to 10% of his or her cash compensation during an offering period. Unless the participating employee has previously withdrawn from the offering, his or her accumulated payroll deductions will be used to purchase common stock on the last business day of the offering period at a price equal to 85% of the fair market value of the common stock on the last day of the offering period. Under applicable tax rules, an employee may purchase no more than $25,000 worth of common stock, valued at the start of the purchase period, under our 2007 Employee Stock Purchase Plan in any calendar year.

The accumulated payroll deductions of any employee who is not a participant on the last day of an offering period will be refunded. An employee’s rights under our 2007 Employee Stock Purchase Plan terminate upon voluntary withdrawal from the plan or when the employee ceases employment for any reason.

Our 2007 Employee Stock Purchase Plan may be terminated or amended by our board of directors at any time. An amendment that increases the number of shares of our common stock that is authorized under our 2007 Employee Stock Purchase Plan and certain other amendments require the approval of our stockholders.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2008 with respect to the named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option Awards
	Number of Securities
	Underlying	Option
	Unexercised Options	Exercise	Option
Name	Exercisable (#)(1)	Price ($)	Expiration Date

Duane Desisto	61,952(2)	1.190	10/9/2012
	38,070(2)	1.190	7/22/2012
	80,017(2)	2.500	2/23/2014
	39,995(2)	2.500	2/23/2014
	293,993(2)	3.600	2/9/2015
	50,000(3)	15.090	3/12/2018
	25,000(3)	18.750	5/8/2018
Carsten Boess	175,000(2)	8.040	6/1/2016
	40,000(3)	15.090	3/12/2018
Luis Malavé	130(2)	2.500	2/23/2014
	12,744(2)	3.600	5/4/2015
	91,369(2)	11.640	1/24/2017
	50,000(3)	15.090	3/12/2018
Shawna Gvazdauskas	34,211(4)	2.500	7/8/2014
	80,789(3)	23.480	1/1/2018
Lars Boesgaard	38,000(3)	14.120	6/21/2017
	37,000(3)	23.400	11/8/2017
	15,000(3)	15.090	3/12/2018

(1)	The expiration date for all options is the date that is ten years after the grant date. See “— Potential Payments Upon Termination or Change-in-Control” for a description of the acceleration provisions upon termination or change-in-control.

(2)	This option is subject to a four-year vesting period, with 25% of the total award vesting one year after the grant date and the remainder vesting in equal monthly installments each month thereafter for 36 months, subject to continued employment.

(3)	This option is subject to a four-year vesting period, with 25% of the total award vesting one year after the grant date and the remainder vesting in equal quarterly installments for each quarter there after for twelve quarters, subject to continued employment.

(4)	This option vested 25% on July 1, 2005 with the remainder vesting in equal monthly installments each month thereafter for 36 months.

Option Exercises and Stock Vested

The following table shows information regarding option exercises and vesting of stock awards for each named executive officer during the year ended December 31, 2008.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)

Duane DeSisto	—	—	—	—
Carsten Boess	—	—	—	—
Luis Malavé	217,383	3,481,846	—	—
Shawna Gvazdauskas	—	—	—	—
Lars Boesgaard	—	—	—	—

(1)	The aggregate dollar amount realized upon exercise of the options is calculated based on the difference between the market price for our common stock on The Nasdaq Global Market and the exercise price of such options on the date of exercise.

Potential Payments Upon Termination or Change-in-Control

During 2008, all pre-existing employment agreements with our named executive officers expired, or were terminated, and were replaced on May 8, 2008 with the Executive Severance Plan, which was amended and restated on November 14, 2008. The Amended and Restated Executive Severance Plan provides for certain severance and change of control benefits to officers of the company.

In the event that any of our named executive officers employment is terminated by us without “cause”, for “good reason” or as a result of a change in control, as defined by the Amended and Restated Executive Severance Plan they will be entitled to twelve months of their base salary with the exception of Mr. DeSisto who will be entitled to twenty-four months of his base salary. If the named executive officer’s employment is terminated prior to a change of control, such amounts are payable over twelve months (twenty-four months in the case of Mr. DeSisto). If the named executive officer’s employment is terminated after a change of control, such amounts are payable in a lump sum. Additionally, these named executive officers will be entitled to a pro-rata bonus, continued health, dental and life insurance coverage, reimbursement for outplacement services not to exceed $15,000 provided that such expenses are incurred by the executive within twelve months of the termination, and payment for any accrued unused vacation time. Notwithstanding the foregoing, our obligation to make these severance payments to any of these named executive officers is subject to the executive’s delivery of a release of claims in favor of the Company and that executive’s continued compliance with the confidentiality, non-compete and non-solicitation obligations under his or her non-competition and non-solicitation agreement and employee non-disclosure and developments agreement with us. We agreed to provide severance payments to these executives in these circumstances based on the terms of the Amended and Restated Executive Severance Plan in order to provide a total compensation package that we believed to be competitive.

“Cause” means any of the following: the failure or refusal of the named executive officer to render services to us in connection with the performance of their duties; disloyalty, gross negligence, dishonesty, breach of fiduciary duty or breach of the terms of the employment agreement or the other agreements executed in connection therewith; the commission by the named executive officer of an act of fraud, embezzlement or disregard of our rules or policies or the commission by the named executive officer of any other action which injures us; acts which, in the judgment of our board of directors, would tend to generate adverse publicity toward us; the commission, or plea of nolo contendere, by the named executive officer of a felony; the commission of an act which constitutes unfair competition with us or which induces any of our customers to breach a contract with us; or a breach by the named executive officer of the terms of the non-competition and non-solicitation agreement or the employee non-disclosure and developments agreement between us and the named executive officer.

“Good Reason” means any of the following: material diminution in the named executive officer responsibilities, authority or duties; a material reduction in the named executive officers base salary except for across-the-board salary reductions similarly affecting all or substantially all management employees; the relocation of the office in which the named executive officer is principally employed to a location more than 50 miles from such location.

We are not obligated to pay any tax gross-ups or similar amounts to the named executive officers with respect to amounts payable to them under the Amended and Restated Executive Severance Plan. Amounts payable to our named executive officers under the Amended and Restated Executive Severance Plan will be reduced to an amount that would cause such officer to not be subject to any excise tax under Section 4999 of the Internal Revenue Code, to the extent such officer would benefit on a net after-tax basis by doing so.

If any of our named executive officers had been terminated without cause on December 31, 2008, the approximate value of the severance benefits, assuming no unused vacation time, under the Amended and Restated Executive Severance Plan would have been as follows: Mr. DeSisto $797,291; Mr. Boess $316,146; Mr. Malavé $311,026; Ms. Gvazdauskas $301,026; and Mr. Boesgaard $241,146. Also, any remaining unvested options granted to such named executive officer under the 2000 Stock Option and Incentive Plan and options granted under the 2007 Stock Option and Incentive Plan would have ceased vesting on that date.

If any of our named executive officers had been terminated for “cause” or if such named executive officer had terminated their employment for any other reason than “good reason”, the approximate value of the severance benefits, assuming no unused vacation time, under the Amended and Restated Executive Severance Plan would have been as follows: Mr. DeSisto $0; Mr. Boess $0; Mr. Malavé $0; Ms. Gvazdauskas $0; and Mr. Boesgaard $0. Also, any remaining unvested options granted to such named executive officer under the 2000 Stock Option and Incentive Plan and the 2007 Stock Option and Incentive Plan would have ceased vesting on that date.

Upon a “change-in-control,” a named executive officer will be entitled to accelerated vesting for 50% of any remaining unvested options granted under the 2000 Stock Option and Incentive Plan and 100% of any unvested options granted under the 2007 Stock Option and Incentive Plan. Further, in the event that, within twelve months following a change-in-control, a named executive officer’s employment is terminated without cause, he or she experiences a material negative change in his or her compensation or responsibilities or he or she is required to be based at a location more than 50 miles from his or her current work location, any remaining unvested options granted under the 2000 Stock Option and Incentive Plan will become fully vested. “Change-in-control” means any of the following: a sale or other disposition of all or substantially all of our assets; or a merger or consolidation after which our voting securities outstanding immediately before the transaction cease to represent at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction. We agreed to provide payments to these executives in these circumstances in order to provide a total compensation package that we believed to be competitive. Additionally, the primary purpose of our equity-based incentive awards is to align the interests of our executives and our stockholders and provide our executives with strong incentives to increase stockholder value over time. As change-in-control transactions typically represent events where our stockholders are realizing the value of their equity interests in our company, we believe it is appropriate for our executives to share in this realization of stockholder value, particularly where their employment is terminated in connection with the change-in-control transaction. We believe that this acceleration of vesting will also help to better align the interests of our executives with our stockholders in pursuing and engaging in these transactions.

If a change-in-control had occurred on December 31, 2008, the value of 50% of any then unvested options granted under the 2000 Stock Option and Incentive Plan and the value of 100% of any then unvested options granted under the 2007 Stock Option and Incentive Plan, in each case that would vest as a result of such change-in-control, for each named executive officer, calculated based on the spread between the exercise price of the unvested options and $7.72, which was the closing price for our common stock on The Nasdaq Global Market on December 31, 2008, would have been approximately as follows: Mr. DeSisto $25,921; Mr. Boess $0; Mr. Malavé $7,785; Ms. Gvazdauskas $0; and Mr. Boesgaard $0.

If a change-in-control had occurred on December 31, 2008 and on that date each named executive officer had been terminated without cause, experienced a material negative change in his or her compensation or responsibilities or was required to be based at a location more than 50 miles from his or her current work location, the value of 100% of any then unvested options granted under the 2000 Stock Option and Incentive Plan and the 2007 Stock Option and Incentive Plan, in each case that would vest as a result of such change-in-control and such termination or other circumstance, for each named executive officer, calculated based on the spread between the exercise price of the unvested options and $7.72, which was the closing price for our common stock on The Nasdaq Global Market on December 31, 2008, would have been approximately as follows: Mr. DeSisto $51,842; Mr. Boess $0; Mr. Malavé $15,569; Ms. Gvazdauskas $0; and Mr. Boesgaard $0.

Director Compensation

During 2008, our director compensation policy was to pay all of our non-employee directors the following compensation:

•	an annual retainer of $25,000;

•	a $1,000 fee for each meeting attended (except that the fee for the Audit Committee chairman will be $1,750 for each Audit Committee meeting attended);

•	an additional annual retainer of $10,000 to the Audit Committee chairman;

•	an additional annual retainer of $6,000 to each of the Compensation Committee chairman, Nominating and Corporate Governance Committee chairman and lead director;

•	upon initial election to our board of directors, a grant of an option to purchase 9,520 shares of our common stock; and

•	an annual grant of an option to purchase 3,810 shares of our common stock, such grant to be made effective on the third business day following our annual stockholders meeting.

All options granted to non-employee directors will have an exercise price equal to the closing price of our common stock on the date of grant and will vest 50% on the first anniversary of the grant date and 25% on each of the second and third such anniversaries, subject to continued service as a director.

The following table sets forth certain information with respect to our directors’ compensation during the year ended December 31, 2008.

2008 DIRECTOR COMPENSATION TABLE

	Fees Earned or
Name	Paid in Cash	Option Awards(1)	Total

Steve Sobieski	$43,083	$48,209	$91,292
Gary Eichhorn	32,500	16,336	48,836
Regina Sommer	17,583	31,232	48,815
Charles Liamos	30,000	17,615	47,615
Joseph Zakrzewski	15,583	31,232	46,815
Ross Jaffe, M.D.	30,306	12,500	42,806
Alison de Bord	14,417	8,413	22,830
Sally Crawford	6,167	2,663	8,830
Jonathon Silverstein	2,000	—	2,000
Gordie Nye	2,000	—	2,000

(1)	Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 in accordance with SFAS 123R, excluding the impact of forfeitures, and assuming that we used the prospective transition method for reporting awards granted prior to 2007. The assumptions we used for calculating the grant date fair values are set forth in notes 2 and 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. As of December 31, 2008, our non-employee directors held options that had been granted by us as director compensation to purchase the following number of shares of our common stock: Ms. Crawford — 9,520 shares; Mr. Eichhorn — 14,521 shares; Dr. Jaffe — 3,810 shares; Mr. Liamos — 22,845 shares; Mr. Sobieski — 22,845 shares; Ms. Sommer — 9,520 shares; and Mr. Zakrzewski — 9,520 shares.

In addition to the compensation described above, we also reimburse all non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or any committees thereof.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Steven Sobieski (Chairman), Charles Liamos and Regina Sommer. None of the members of the Audit Committee is an officer or employee of the Company. Ms. Sommer and Messrs. Sobieski and Liamos are each “independent” for Audit Committee purposes under the applicable rules of Nasdaq and the SEC. Ms. Sommer and Messrs. Sobieski and Liamos are each an “audit committee financial expert” as is currently defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement.

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2008, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee also reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 ( Communications with Audit and Finance Committees ), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Audit Committee has reviewed permitted services under rules of the SEC, as currently in effect, and discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young LLP with that firm’s independence.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal controls, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

Steven Sobieski (Chairman)
Charles Liamos
Regina Sommer

MATTERS CONCERNING OUR INDEPENDENT AUDITORS

The Audit Committee charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young LLP. All of the audit-related, tax and all other services provided by Ernst & Young LLP to the Company in fiscal 2008 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy. All non-audit services provided in 2008 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young LLP, see “Management — Audit Committee” and “Report of the Audit Committee of the Board of Directors.”

We expect that a representative of Ernst & Young LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Ernst & Young LLP

The following table shows the aggregate fees for professional services rendered by Ernst & Young LLP to the Company for the fiscal years ended December 31, 2007 and 2008.

	Fiscal Year Ended December 31,
	2007	2008

Audit Fees	$2,277,916	$911,301
Audit-Related Fees	—	—
Tax Fees	75,500	50,000
All Other Fees	1,500	1,500
Total	$2,354,916	$962,801

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements and services that are normally provided by Ernst & Young LLP in connection with statutory audits required in regulatory filings. Audit Fees for the year ended December 31, 2007 also include $1,430,516 of fees for professional services in connection with the Company’s two public offerings, which were completed in May and November 2007. Audit Fees for the year ended December 31, 2008 include $123,467 of fees for professional services in connection with the Company’s convertible debt offering which was completed in June 2008.

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance.

All Other Fees

Other Fees for the years ended December 31, 2007 and 2008 consist of fees for using the on-line accounting research tools of Ernst & Young LLP.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2009. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since December 2002. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and will take into account the vote of the Company’s stockholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2010 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than December 30, 2009. If a stockholder who wishes to present a proposal fails to notify the Company by December 30, 2009 and such proposal is brought before the 2010 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2010 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730, Attention: Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

APPENDIX A

INSULET CORPORATION

Audit Committee Charter

I.  General Statement of Purpose

The purposes of the Audit Committee of the Board of Directors (the “Audit Committee”) of Insulet Corporation (the “Company”) are to:

•	oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements;

•	take, or recommend that the Board of Directors of the Company (the “Board”) take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; and

•	prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II.  Composition

The Audit Committee shall consist of at least three members of the Board, each of whom must (1) be “independent” as defined in Rule 4200(a)(15) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (“NASD”); (2) meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act; and (3) not have participated in the preparation of the financial statements of the Company or a current subsidiary of the Company at any time during the past three years.

Notwithstanding the first paragraph of this section, one director who (1) is not “independent” as defined in Rule 4200 under the Marketplace Rules of the NASD; (2) satisfies the criteria for independence set forth in Section 10A(m)(3) of the Exchange Act and the rules thereunder; and (3) is not a current officer or employee or a Family Member of such officer or employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination (or, if the Company does not file a proxy statement, in its Form 10-K), the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve on the Audit Committee for more than two years and may not chair the Audit Committee.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. One or more members of the Audit Committee may qualify as an “audit committee financial expert” under the rules promulgated by the SEC.

The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Audit Committee to be Chairman of the Audit Committee.

III.  Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly from the Company any consulting, advisory or other compensatory fee from the Company.

IV.	Meetings

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less frequently than quarterly. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent.

V.	Responsibilities and Authority

A.	Review of Charter

•	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to this Charter that the Audit Committee deems appropriate.

B.	Matters Relating to Selection, Performance and Independence of Independent Auditor

•	The Audit Committee shall be directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

•	The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

•	The Audit Committee shall instruct the independent auditor that the independent auditor shall report directly to the Audit Committee.

•	The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The authority to pre-approve audit and non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

•	The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

•	The Audit Committee shall request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•	The Audit Committee may consider whether the provision of the services covered in Items 9(e)(2) and 9(e)(3) of Regulation 14A of the Exchange Act (or any successor provision) is compatible with maintaining the independent auditor’s independence.

•	The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board. As part of such evaluation, at least annually, the Audit Committee shall assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

•	The Audit Committee may recommend to the Board polices with respect to the potential hiring of current or former employees of the independent auditor.

C.	Audited Financial Statements and Annual Audit

•	The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditor and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and/or such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

•	The Audit Committee shall review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditor the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” prior to the filing of the Company’s Annual Report on Form 10-K, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

•	The Audit Committee may review:

(i)	any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditor. The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

(ii)	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and

(iii)	major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

•	The Audit Committee shall review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

•	The Audit Committee may review and discuss with the independent auditor any audit problems or difficulties and management’s response thereto. This review may include (1) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information and (2) any significant disagreements with management.

•	The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended (“SAS 61”).

•	The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

•	If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor’s independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

•	The Audit Committee shall prepare the Audit Committee report required by Item 306 of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

D.	Unaudited Quarterly Financial Statements

•	The Audit Committee shall discuss with management and the independent auditor, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, (1) the Company’s quarterly financial statements and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) such issues as may be brought to the Audit Committee’s attention by the independent auditor pursuant to Statement on Auditing Standards No. 100, and (3) any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

E.	Risk Assessment and Management

•	The Audit Committee shall discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

•	In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

F.	Procedures for Addressing Complaints and Concerns

•	The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

G.	Regular Reports to the Board

•	The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

VI.	Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following as it deems necessary or appropriate:

A.	Engagement of Advisors

•	The Audit Committee may engage independent counsel and such other advisors it deems necessary or advisable to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

B.	Legal and Regulatory Compliance

•	The Audit Committee may discuss with management and the independent auditor, and review with the Board, the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements. After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•	The Audit Committee may discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

C.	Conflicts of Interest

•	The Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee shall be required for all such transactions. The term “related party transactions” shall refer to transactions required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

D.	General

•	The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

•	The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

•	In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

•	The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

•	The Audit Committee is authorized to incur such ordinary administrative expenses as are necessary or appropriate in carrying out its duties.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor. In addition, it is not the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations.

ADOPTED: May 17, 2006

AMENDED: January 22, 2009

. NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone ADD 4 Available 24 hours a day, 7 days a week ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on April 29, 2009. Vote by Internet • Log on to the Internet and go to www.investorvote.com/PODD • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Class II Directors: For Withhold For Withhold + 01 — Ross Jaffe, M.D. 02 — Charles Liamos *Each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN2 1 D V 0 2 1 4 6 8 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 01116B

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Insulet Corporation Notice of 2009 Annual Meeting of Stockholders Goodwin Procter, LLP Second Floor Conference Center Exchange Place 53 State Street Boston, MA 02109 Proxy Solicited by Board of Directors for Annual Meeting — April 30, 2009 at 8:30 a.m. Duane DeSisto and R. Anthony Diehl, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Insulet Corporation to be held on April 30, 2009 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR each of the director nominees and FOR Proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. (Items to be voted appear on reverse side.)